                                                                   EXHIBIT 10.16


                                                                       K&S DRAFT
                                                                         8/25/97


                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into on this ___ day of __________, 1997, by and between NEAL L. MILLER, an individual resident of the State of Georgia (the "Employee"), and SYNTELLECT INC., a Delaware corporation (the "Company");

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the Company desires to continue to employ the Employee, and the Employee desires to continue to be employed by the Company on the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1.     Employment
                    ----------

          The Employee shall continue to serve as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company and shall devote his full business time, skills and best efforts to rendering services on behalf of the Company. In addition, the Employee shall use his best efforts in the performance of any other reasonable duties relating to the operation of the business of the Company as may be assigned to him from time to time by the Chief Executive Officer or President of the Company or by the Board of Directors of the Company. In the performance of such duties, the Employee shall exercise such care as is customarily required by employees undertaking similar duties for companies similar to the Company.

     Section 2.     Compensation; Expenses
                    ----------------------

          2.1  Salary.  During the term of his employment hereunder, the
               ------
Employee shall be paid a Base Salary by the Company for the period commencing
(i) on the date hereof and ending December 31, 1997 ("Year One") in an amount on an annual basis equal to $_________, and (ii) January 1, 1998 and ending December 31, 1998 ("Year Two") and January 1, 1999 and ending December 31, 1999 ("Year Three"), in an amount to be approved by the Board of Directors, but in any case not to be an amount less than the Base Salary in the immediately preceding year (in any such case, the "Base Salary"). The Base Salary shall be paid to the Employee in equal monthly installments (or more frequently if in accordance with the Company's payment policies of general application), less all applicable withholding taxes.
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          2.2  Bonus.
               -----

          (a) Amount of Bonus.  In addition to the Base Salary payable to the
              ---------------
Employee in each of Years One, Two and Three, the Employee shall be entitled to receive a bonus for each such year [based upon the Company's target financial performance for any such year (in any such year, the "Target Performance"). For purposes of this Agreement, Target Performance shall have the meaning set forth in Exhibit A hereto. For Year One, the Target Performance shall be $_________. The Board of Directors shall determine in good faith the Target Performance for Years Two and Three prior to the commencement of each such year. At the end of Years One, Two and Three, if the Company's actual financial performance ("Actual Performance") is equal to or greater than 85% of the Target Performance for that year, then the Employee shall be entitled to receive a bonus (the "Bonus") for any such year equal to a percentage of the Employee's Base Salary for such year, which percentage (the "Bonus Percentage") shall be determined as described in the Management Incentive Program attached as Exhibit B hereto] OR [as the Board
                                                               --
of Directors shall determine in its sole and absolute discretion].

          (b) Payment of Bonus.  The Employee's Bonus, if any, for any of Years
              ----------------
One, Two or Three shall be payable by the Company to the Employee within 30 days after the end of such year.

          2.3  Expenses.  The Employee shall be reimbursed for all reasonable
               --------
expenses incurred by the Employee at the request and on behalf of the Company.

     Section 3.     Term; Termination of Agreement.  The employment of the
                    ------------------------------
Employee hereunder shall commence as of the date hereof and shall continue until the earlier of (i) [December 31, 1999], or (ii) the occurrence of any of the following events:

               (a) the death or total disability of the Employee (total disability meaning the failure of the Employee to perform his normal required services hereunder for a period of six consecutive months during the term hereof by reason of the Employee's mental or physical disability) (a "Disability Termination Event");

               (b) termination by the Company of the Employee's employment hereunder, upon 10 days prior written notice to the Employee, for "Good Cause," which shall exist upon the occurrence of any of the following: (i) the Employee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) the Employee has engaged in a fraudulent act to the material damage or prejudice of the Company or any affiliate of the Company, (iii) the Employee illegally used controlled substances, (iv) any material act or omission by the Employee involving malfeasance or negligence in the performance of the Employee's duties to the Company to the material

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          detriment of the Company and, within thirty (30) days after written notice from the Company of any such act or omission, the Employee has not corrected such act or omission, (v) the entry of an order of a court that remains in effect and is not discharged for a period of at least sixty (60) days, which enjoins or otherwise limits or restricts the performance by the Employee in any material way of any of his duties to the Company under this Agreement, that relates to any contract, agreement or commitment made by or applicable to the Employee in favor of any former employer or any other person, or (vi) the Employee otherwise fails to comply with the terms of this Agreement or deviates from any written policies or directives of the Board of Directors, in either such case to the material detriment of the Company, and, within thirty (30) days after written notice from the Company of such failure or deviation, the Employee has not corrected such failure (in any such case, a "Good Cause Termination Event");

               (c) termination by the Company of the Employee's employment hereunder, upon ten (10) days prior written notice to the Employee, for any reason other than as a result of a Good Cause Termination Event or Disability Termination Event (a "No Cause Termination Event"); or

               (d) voluntary termination by the Employee of the Employee's employment hereunder (a "Voluntary Termination Event").

     Section 4.     Result of Termination.
                    ---------------------

          4.1  Termination As Result Of Voluntary Or Good Cause Termination
               ------------------------------------------------------------
Events.  If the Employee's employment hereunder is terminated prior to [December
------
31, 1999] as a result of the occurrence of a Voluntary Termination Event or a Good Cause Termination Event, as of the date of the termination of the Employee's employment, the Company shall have no further obligation to pay to the Employee any Base Salary, Bonus or any other additional benefits pursuant to
Section 5 of this Agreement. If such termination occurs prior to the end of any pay period, the Employee shall be entitled to receive a portion of the Base Salary for such pay period prorated to the date on which the Employee's employment is terminated.

          4.2  Disability Termination Event.  If the Employee's employment
               ----------------------------
hereunder is terminated prior to [December 31, 1999] as a result of the occurrence of a Disability Termination Event, as of the date of the termination of the Employee's employment hereunder, the Company shall have no further obligation to pay the Employee any Base Salary or any other additional benefits pursuant to Section 5 of this Agreement other than medical insurance. The Company shall provide medical insurance substantially similar to the medical insurance provided to the Employee prior to the termination of his employment for the [thirty-six] consecutive months immediately following such termination. The Employee shall be entitled to receive a portion of the Bonus for the year prorated to the date on which the Employee's employment is terminated. If such termination occurs prior to the end of any pay period, the Employee shall be

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

entitled to receive a portion of the Base Salary for such pay period prorated to the date on which the Employee's employment is terminated. Notwithstanding the foregoing, the Employee shall be entitled to whatever benefits are available pursuant to the disability insurance contemplated by Section 5.2 hereof.

          4.3  Termination As Result Of No Cause Termination Event.  If the
               ---------------------------------------------------
Employee's employment hereunder is terminated prior to [December 31, 1999] as a result of the occurrence of a No Cause Termination Event, in addition to any other rights the Employee may have pursuant to Section 2.2(b), the Company shall pay to the Employee as severance pay and in lieu of any other payments under this Agreement other than as contemplated by Section 2.3 hereof, in six equal monthly installments commencing 10 days after such termination, an amount equal to the aggregate Base Salary then in effect that would have been payable to the Employee pursuant to this Agreement if the Employee had remained employed by the Company for the six consecutive months immediately following the termination of his employment. If such termination occurs prior to the end of any pay period, the Employee shall be entitled to receive a portion of the Base Salary for such pay period prorated to the date on which the Employee's employment is terminated. If, at the end of such six month period, the Employee has not obtained employment on terms and conditions which are suitable to the Employee and Employee is diligently searching for such employment, then the Employee shall be entitled to receive additional monthly installments (the "Salary Continuation Payments") in an amount equal to the aggregate monthly Base Salary that would have been payable to the Employee if the Employee had remained employed by the Company. Such Salary Continuation Payments shall be payable until the earlier of (i) the date the Employee obtains additional employment (any partial month to be pro rated) or (ii) such time as Employee has received Salary Continuation Payments for a period of six months. In addition, the Company shall provide medical insurance substantially similar to the medical insurance provided to the Employee prior to the termination of his employment for the six consecutive months immediately following such termination and for such additional period of time that the Employee shall receive salary in accordance with the provisions of the previous sentence. The Employee shall be entitled to receive a portion of the Bonus for the year pro rated to the date on which the Employee's employment is terminated.

     Section 5.     Additional Employment Benefits
                    ------------------------------

          The Company shall provide the Employee with the following fringe benefits:

          5.1  Medical Insurance.  The Company shall provide the Employee with
               -----------------
medical, dental and life insurance as the Board of Directors of the Company shall authorize from time to time for the benefit of employees of the Company generally. To the extent any group life insurance policy maintained by the Company for the benefit of its employees generally provides that employees may purchase additional insurance at premiums in accordance with such policy's group rates, the Employee shall be entitled to purchase such additional insurance provided the Company incurs no cost or expense in connection therewith.

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

          5.2  Disability Insurance.  The Company shall provide the Employee
               --------------------
with disability insurance in the amount equal to [sixty (60)] percent on an annualized basis of full Base Salary plus Bonus [calculated on a basis that Actual Performance is equal to Target Performance] at no cost to the Employee.

          [5.3  Automobile.  The Company shall pay to the Employee a monthly
                ----------
allowance to reimburse (i) the cost of leasing an automobile for use by the Employee, and (ii) the operating expense including the cost of gasoline used in the course of Company business. The monthly allowance for leasing an automobile shall be $_______ and the operating expense allowance shall be $_______ per month.]

          5.4  Vacation.  The Employee shall receive [three (3)] weeks of paid
               --------
vacation time each calendar year during the term of his employment hereunder, which vacation shall be prorated if the Employee's employment hereunder is terminated prior to December 31 of any year.

          5.5  Fringe Benefits.  In addition to the foregoing, the Employee
               ---------------
shall have the right to receive such additional fringe benefits as the Board of Directors shall authorize from time to time for the benefit of employees of the Company generally.

     Section 6.     Confidential Information, Trade Secrets and Noncompetition
                    ----------------------------------------------------------
Covenant
--------

          6.1  Confidential Information.  The Employee hereby agrees that,
               ------------------------
except as otherwise required in the course of his performance of any duties he may have as an employee of the Company, during the period commencing on the date hereof and ending on the second anniversary of the date on which the Employee's employment is terminated:

               (a) Neither the Employee nor any company or organization in which the Employee has a direct or indirect financial interest will directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with, any business conducted under any corporate or trade name of the Company or name similar thereto without the prior written consent of the Company; and

               (b) The Employee shall hold in confidence and not directly or indirectly disclose to anyone or use or otherwise appropriate for the Employee's own benefit (i) any pricing information, marketing information or sales technique of the Company, or any subsidiary of the Company, or (ii) any other of the following confidential information or documents of or relating to the Company or any subsidiary of the Company: confidential records, computer software programs, client and customer lists, terms of license or franchise agreements, terms of contracts with clients and customers, and planning and financial information of the Company or any subsidiary of the Company (collectively, the "Confidential

          Data"). Notwithstanding the foregoing, Confidential Data shall not include any information of the type specified above to the extent that such materials or information are publicly known or utilized by others engaged in the same business or activities. The Employee hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies that the Company or any subsidiary of the Company may have pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets, and the enforcement by any such corporation of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity in the absence of this Agreement.

          6.2  Use of Confidential Information.  The Employee represents and
               -------------------------------
warrants to the Company that he has not knowingly or wrongfully utilized any trade secrets or confidential information proprietary to any former employer or other party, including, but not limited to, confidential business information of such former employer or other party. The Employee covenants that during the term of this Agreement he will not induce the Company to use any confidential information that belongs to a former employer or other party.

          [6.3  Noncompetition
                --------------

          (a) Coverage.  The Company is engaged in the business of developing,
              --------
marketing and selling (i) computer hardware, software, support services and pay-per-view ordering services for the purpose of automating certain telephone-based customer service functions, and (ii) computerized outbound telephone dialing hardware, software and support services (these businesses, and any other businesses in which the Company competes during the term hereof are hereafter referred to as the "Company Business") in the United States and throughout the world (the "Territory") addressing a variety of vertical markets, including the financial institutions, education, cable television, health care and newspaper industries. The Employee acknowledges that the goodwill of the Company and the business activities of the Company extend throughout the Territory.

          (b) Covenants.  In consideration of the Company's continued employment
              ---------
of the Employee pursuant to the terms of this Agreement, the Employee hereby agrees that the Employee will not, during the period commencing on the date hereof and ending on the first anniversary of the date on which the Employee's employment is terminated, provided that if the Employee's employment is terminated as a result of the occurrence of a No Cause Termination Event, such period shall end on the first anniversary of the date on which the Employee receives his last severance payment pursuant to Section 4.3 hereof (in either case, the "Noncompete Period") (other than as an employee of or a consultant to the Company), directly or indirectly compete in any way by performing directly or indirectly any managerial, executive, or consulting services relating to the Company Business within the Territory for the Employee or for any corporation, individual or other entity engaged in such business. For the purposes of this Agreement:

               (i) the words "compete in any way" shall mean, with respect to the Employee, (A) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, partnership, corporation, or association that is or was a client or customer of the Company; (B) hiring, soliciting, taking away or attempting to hire, solicit, or take away any employee of the Company either on the Employee's behalf or on behalf of any other person or entity; or (C) entering into any business engaging in any aspect of the Company Business competing with the Company, either alone or with any individual, partnership, corporation, or association; and

               (ii) the words "directly or indirectly" as they modify the word "compete" shall include (A) acting as an agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise in the Company Business competing in any way with the Company; (B) participating in any such competing entity or enterprise as a owner, partner, limited partner, joint venturer or stockholder; or (C) communicating to any competing person, entity, or enterprise the names or addresses of any past, present, or prospective client or customer of the Company or any entity having title to the goodwill of the Company.

Notwithstanding anything contained in this Agreement to the contrary, the Employee shall not be prohibited from owning, directly or indirectly, up to 1% of the outstanding equity interest of any company the stock of which is publicly traded on a national securities exchange or in the over-the-counter market.]

          6.4  Severability.  If a judicial determination is made that any of
               ------------
the provisions of this Section 6 constitutes an unreasonable or otherwise unenforceable restriction against the Employee, the provisions of this Section 6 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the Company and the Employee hereby agree that any judicial authority construing this Agreement shall be empowered to sever or modify any portion of the Territory, any prohibited business activity or any time period from the coverage of this Section 6 and to apply the provisions of this Section 6 to the remaining portion of the Territory, the remaining business activities or the remaining time period not so severed or modified by such judicial authority.


          6.5  Equitable Relief.  The Employee acknowledges that the services to
               ----------------
be rendered by the Employee hereunder are of a special character, the loss of which cannot be compensated adequately in damages in an action at law. By reason thereof, the Employee agrees that the Company shall be entitled, in addition to any other remedies it may have under this

Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by the Employee.

     Section 7.     Miscellaneous
                    -------------

          7.1  Binding Effect.  This Agreement shall inure to the benefit of and
               --------------
shall be binding upon the Employee and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that the Employee shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

          7.2  Governing Law.  This Agreement shall be deemed to be made in, and
               -------------
in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

          7.3  Headings.  The section and paragraph headings contained in this
               --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.4  Notices.  Unless otherwise agreed to in writing by the parties
               -------
hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or five (5) business days after being sent by first class mail and addressed as follows:

          (a)  If to the Employee:

               Mr. Neal L. Miller
               ___________________
               ___________________



          (b)  If to the Company, addressed to:

               Syntellect Inc.
               1000 Holcomb Woods Parkway
               Suite 410A

               Roswell, Georgia 30076
               Attention: Chief Executive Officer

          7.5  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          7.6  Entire Agreement.  This Agreement is intended by the parties
               ----------------
hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              SYNTELLECT, INC.


                              By: /s/ Larry Bradner
                                 --------------------------------
                                    Name: J. Lawrence Bradner
                                    Title: Chairman and CEO


                              EMPLOYEE

                              /s/ Neal L. Miller
                              -----------------------------------
                              Neal L. Miller

                                   EXHIBIT A



          For Years One, Two and Three, Target Performance shall mean net income before taxes, excluding interest income of the Company determined in accordance with generally accepted accounting principles consistently applied.

                                   EXHIBIT B



                          Management Incentive Program

                                       12